As filed with the Securities and Exchange Commission on July 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

SECURITIES EXCHANGE ACT OF 1933

CACHE, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	59-1588181
(State or Other Jurisdiction of Employer incorporation or organization)	(I.R.S. Employer Identification No.)

1440 Broadway, New York, New York 10018

(Address of Principal Executive Offices, including Zip Code)

CACHE, INC.
2008 Stock Option and Performance Incentive Plan
(Full Title of the Plan)

Thomas Reinckens

Chief Executive Officer

Cache, Inc.

1440 Broadway

New York, New York 10018

(212) 575-3200

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Michael R. Littenberg, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share (1)	800,000 shares	$12.14(2)	$9,712,000(2)	$381.68(3)

(1)

Also registered under this Registration Statement are such additional number of shares of common stock (“Common Stock”), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Calculated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock trading on the Nasdaq Stock Market Inc. on July 9, 2008.

(3)

In accordance with Rule 457(p) under the Securities Act, the entire filing fee is offset and paid from $1,500.57 of the registration fee that was paid and unused in connection with the Registrant’s Form S-8 related to the 2003 Stock Option and Performance Incentive Plan filed with the Securities and Exchange Commission on April 14, 2004 (File no. 333-114473).

EXPLANATORY NOTE

Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock, par value $.01 per share, of Cache, Inc. (the “Company”) to be acquired pursuant to the 2008 Stock Option and Performance Incentive Plan (the “2008 Plan”).

This Registration Statement registers 800,000 shares of the Company’s Common Stock that may be issued under the Company’s 2008 Stock Option and Performance Incentive Plan. The shares available for issuance under the 2008 Stock Option and Performance Incentive Plan are comprised of the following: (i) 520,632 unissued shares of Common Stock previously available for issuance under the Company’s 2003 Stock Option and Performance Incentive Plan, which were never granted or issued and are being carried forward into the Company’s 2008 Stock Option and Performance Incentive Plan, and (ii) an additional 279,368 shares of Common Stock not previously available for issuance under incentive compensation plans.  The Company does not expect to make further awards under its 2003 Stock Option and Performance Incentive Plan and, upon the approval of the Company’s 2008 Stock Option and Performance Incentive Plan by the Company’s shareholders, no further awards will be made under the Company’s 2003 Stock Option and Performance Incentive Plan.

ii

CACHE, INC.

   FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY

PART I OF FORM S-3

Form S-3 Item Number		Location/Heading in Prospectus

1.	Forepart of Registration Statement and Outside Front Cover Page of Prospectus	Cover Page
2.	Inside Front and Outside Back Cover Page of Prospectus	Table of Contents
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Not Applicable
4.	Use of Proceeds	Not Applicable
5.	Determination of Offering Price	Not Applicable
6.	Dilution	Not Applicable
7.	Selling Security Holders	Registered Stockholders
8.	Plan of Distribution	Plan of Distribution
9.	Description of Securities to be Registered	Not Applicable
10.	Interests of Named Experts and Counsel	Experts; Legal Matters
11.	Material Changes	Not Applicable
12.	Incorporation of Certain Information Available	Documents Incorporated by Reference
13.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification

iii

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to employees participating in the 2008 Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The information that has been incorporated by reference pursuant to Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be delivered to employees participating in the 2008 Plan, without charge, upon written or oral request.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The Securities and Exchange Commission (the “Commission”) allows the Registrant to “incorporate by reference” information the Company files with the Commission. This means that the Company can disclose information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement. The information the Company files later with the Commission will automatically update and supersede older information. The following documents which have been or will in the future be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

1.                                       The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as amended on Form 10-K/A dated April 30, 2008, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which contains certified financial statements for the Company’s fiscal year ended December 29, 2007.

2.                                       The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2008, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

3.                                       The Company’s Proxy Statement for its Annual Meeting of Shareholders held on July 1, 2008, filed with the Commission on June 3, 2008 pursuant to Section 14 of the Exchange Act.

4.                                       The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act on January 29, 2008.

5.                                       The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Limitation of Directors’ Liability.

Article VIII of the Company’s Articles of Incorporation, as amended, provides that the Company shall, to the extent permitted by law, (a) indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against any claim or liability arising from service in such capacity, and (b) reimburse any such person for all costs, legal and other expenses reasonably incurred by such person in connection with any claim or liability for which such person is adjudged liable to the extent permitted by law. Article VIII further provides that nothing contained therein will restrict the Company from indemnifying or reimbursing any such person in a proper case although not specifically provided for therein.

Section 607.0850 of the Florida 1989 Business Corporation Act permits a corporation to indemnify any person serving as a director, officer, employee, or agent of such corporation or, at the request of such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Person”), against liability to third parties or associated expense arising from his service in that capacity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also permits a corporation to indemnify an Indemnified Person against liability in derivative actions if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, except that, unless court approval is obtained, no Indemnified Person may be indemnified in respect of a matter to which it is adjudged to be liable. Except in cases where the Indemnified Person has been successful on the merits or otherwise in the defense of the action, the determination that the applicable standard for indemnification has been met must be made by: (a) a majority vote of a quorum of disinterested directors; (b) a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors; (c) independent legal counsel (i) selected by the board of directors prescribed in (a) above or the committee prescribed in (b) above, or (ii) if a quorum of directors cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by a majority vote of the full board of directors; or (d) a majority vote of a quorum of disinterested shareholders, or, if no such quorum is obtainable, by a majority vote of disinterested shareholders. A corporation is authorized to make such further indemnification of Indemnified Persons as is authorized by law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, unless a judgment or other final adjudication establishes that his actions, or omission to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law unless the Indemnified Person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the Indemnified Person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Sec. 607.0834 (with respect to liability of directors for unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. A corporation may procure insurance for Indemnified Persons against liability whether or not it would have the power to indemnify against such liability under Section 607.0850. Provision is also made for the advancement of expenses prior to final disposition, subject to repayment unless the Indemnified Person is ultimately determined to be entitled to indemnification. Provision is also made that unless the corporation’s articles of incorporation provide otherwise, under certain circumstances, a court may order indemnification and advancement of expenses, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders in a particular case.

The Florida 1989 Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of Section 607.0834 (with respect to liability of directors for unlawful distributions) are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

The Company maintains directors and officers’ liability insurance, which provides coverage to the directors and officers of the Company for certain liabilities.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Document

4.1	Cache, Inc. 2008 Stock Option and Performance Incentive Plan

5	Opinion of Akerman Senterfitt

23.1	Consent of Mahoney Cohen & Company, CPA, P.C.

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Akerman Senterfitt (included in Exhibit 5)

24	Powers of Attorney (see page II-1 of this Registration Statement)

Item 9. Undertakings.

A.                                    To Update Annually.

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement ; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    Incorporation of Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                   Indemnification of Officers and Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER PROSPECTUS

CACHE, INC.
1440 BROADWAY
NEW YORK, NEW YORK 10018
TELEPHONE NO. (212) 575-3200

Common Stock, par value $.01 per share
800,000 Shares

This Prospectus relates to the subsequent resale or offer for sale in the Nasdaq Stock Market Inc., or otherwise, of shares of common stock, par value $.01 per share (“Common Stock”), of Cache, Inc., a Florida corporation (the “Company”), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options and the grant of other awards to them under the Company’s 2008 Stock Option and Performance Incentive Plan (the “2008 Plan”). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be “underwriters” as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined herein) will be borne by such Registered Selling Stockholder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

The date of this Prospectus is July 11, 2008.

THE COMPANY

The Company is a specialty retailer that operates stores that sell women’s apparel and accessories under the trade names Cache and Cache Luxe. As of the date hereof, the Company operates 296 stores.

The Company was incorporated in the state of Florida on April 25, 1975. The Company’s principal executive offices are located at 1440 Broadway, New York, New York 10018 and its telephone number is (212) 575-3200.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered Stockholders. The Company understands that none of such shares will be offered through underwriters.

Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through the Nasdaq Stock Market Inc., the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company’s knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker dealer through whom sales are made by the Registered Stockholders may be regarded as “underwriters” within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters’ compensation.

The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

On July 9, 2008, the closing sales price of the Common Stock, as reported in the Nasdaq Stock Market Inc., was $11.63.

REGISTERED STOCKHOLDERS

This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees and directors (the “Registered Stockholders”) of the Company, each of whom may be deemed to be “affiliates” of the Company, pursuant to the exercise of options and the grant of other awards to such persons under the 2008 Plan. The address of each Registered Stockholder is c/o Cache, Inc., 1440 Broadway, New York, New York 10018.

The following table sets forth certain information with respect to the Registered Stockholders*:

Percentage of Shares Beneficially Owned After Stockholder Offering(1)	Position with the Company	Number of Shares Beneficially Owned(2)	Number of Shares Acquired Under the 2008 Plan and Offered Hereby(3)	Number of Shares Beneficially Owned After Offering

* Names of Registered Stockholders are to be added via prospectus supplements pursuant to Rule 424(b) under the Securities Act, as permitted by General Instruction C to Form S-8.

(1)

Based on 13,225,936 shares of Common Stock outstanding as of June 30, 2008. Since the shares being reoffered hereby have been registered pursuant to Rule 415 under the Securities Act and not pursuant to an underwritten public offering, the number of registered shares to be sold pursuant hereto and the dates of such sale are not presently determinable.

(2)

Includes (i) restricted Common Stock and (ii) shares of Common Stock underlying options and other awards granted to each Registered Stockholder under the 2008 Plan only to the extent that such options and other awards are exercisable as of, or within 60 days.

(3)

Represents (i) all restricted Common Stock and (ii) all shares of Common Stock underlying options and other awards granted under the 2008 Plan to each Registered Stockholder, whether or not exercisable as of, or within 60 days.

Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers through the Nasdaq Stock Market Inc. or otherwise, at the prices prevailing at the time of such sales. To the Company’s knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive any of the proceeds from sales by any of the Registered Stockholders. On July 9, 2008, the closing sales price per share of the Common Stock as reported on the Nasdaq Stock Market Inc. was $11.63.

DOCUMENTS INCORPORATED BY REFERENCE

Incorporated herein by reference and made a part hereof are:

1.             The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as amended on Form 10-K/A dated April 30, 2008, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains certified financial statements for the Company’s fiscal year ended December 29, 2007.

2.             The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2008, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

3.             The Company’s Proxy Statement for its Annual Meeting of Shareholders held on July 1, 2008, filed pursuant to Section 14 of the Exchange Act.

4.             The Company’s Current Report on Form 8-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act on January 29, 2008.

5.             The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

EXPERTS

The consolidated financial statements and financial statement schedules of the Company as of December 29, 2007 and for the year ended December 29, 2007, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K as of December 30, 2006 and for each of the years in the two-year period ended December 30, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Akerman Senterfitt, One Southeast Third Avenue, Miami, Florida 33131, special counsel for the Company.

AVAILABLE INFORMATION

The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. It has also filed with the SEC a Registration Statement on Form S-8 to register the securities being offered in this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in the Registration Statement. For further information about the Company and the securities offered in this prospectus, please refer to the Registration Statement and its exhibits. The Company’s SEC filings may be inspected and copied at the SEC’s Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Copies of such documents can be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available from the SEC’s web site at http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq Stock Market Inc.  Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the Financial Industry Regulatory Authority at 1735 K Street, N.W., Washington, D.C. 20006. More information about the Company can be obtained by visiting the Company’s web site at http://www.cache.com.

A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Secretary, Cache, Inc., 1440 Broadway, New York, New York 10018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of July, 2008.

CACHE, INC.
(Registrant)

By:	/s/ Thomas Reinckens
Thomas Reinckens
Chairman of the Board &
Chief Executive Officer

POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoint Thomas E. Reinckens and Margaret J. Feeney, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 11th day of July, 2008.

Name and Signature	Title	Date

/s/ Thomas E. Reinckens	Chairman of the Board/
Thomas E. Reinckens	Chief Executive Officer	July 11, 2008

/s/ Margaret J. Feeney	Executive Vice President
Margaret J. Feeney	and Chief Financial Officer	July 11, 2008

/s/ Andrew M. Saul	Director	July 11, 2008
Andrew M. Saul

/s/ Morton J. Schrader	Director	July 11, 2008
Morton J. Schrader

/s/ Arthur S. Mintz	Director	July 11, 2008
Arthur S. Mintz

/s/ Gene G. Gage	Director	July 11, 2008
Gene G. Gage

II-1

EXHIBIT INDEX

Exhibit No.

4.1	Cache, Inc. 2008 Stock Option and Performance Incentive Plan

5	Opinion of Akerman Senterfitt

23.1	Consent of Mahoney Cohen & Company, CPA, P.C.

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Akerman Senterfitt (included in Exhibit 5)

24	Powers of Attorney (see page II-1 of this Registration Statement)

II-2